Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement (No. 333-175162) of Exelon Corporation of our reports dated February 9, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Exelon Corporation, which appear in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

PricewaterhouseCoopers LLP

Chicago, IL

March 14, 2012